Exhibit 10.25

ABSOLUTE NET LEASE

THIS LEASE, made as of this 24th day of June, 1998, between 1300 North Northlake Way LLC, a Washington limited liability company (“Landlord”), and Impart, Inc., a Washington corporation (“Tenant”).

1.    Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, those certain Premises as shown on the plan attached hereto as Exhibit A and incorporated herein by this reference (the “Premises”), situated on real property located in the City of Seattle, King; County, Washington, commonly known as 1300 North Northlake Way, and legally described on Exhibit B.

2.    TERM. COMMENCEMENT DATE. OPTION TO RENEW.

The term of this lease shall be for twenty (20) years (the “Term”) commencing on December 1, 1998 (the “Commencement Date”) and terminating November 30, 2018, or earlier pursuant to the terms hereof. If Tenant is not and has not been in default hereunder, Tenant shall have the option to renew this lease for an additional term of nine and one-half (9.5) years(“Extended Term”) upon six (6) months prior written notice to Landlord (“Notice to Renew”). Upon receipt by Landlord of Tenant’s Notice to Renew, the lease shall be renewed on the same terms and conditions hereof except that the rent payable during the Extended Term shall be as set forth in § 4 hereof.

3.    RENT FOR INTITIAL TERM.

Tenant covenants and agrees to pay to Landlord without abatement or offset rental for the Premises of fourteen thousand, four hundred and forty-four ($14,444) per month for the first five (5) years of the lease Term. Rent is derived from three components: 1st to cover principal and interest on the two loans of $1,120,000 and $150,000 with rent estimated at $9,535 per month, 2nd to provide a return on Landlord’s cash equity of $255,000 with rent at $3,185 per month, 3rd to cover the ground lease payments of $1,667 per month. Rent for the second five (5) years of the Term shall be increased by the same percentage as the percentage increase in the most recent available U.S. Department of Labor Consumer Price Index, All Urban Consumers, All Items, U.S. City Average applied to Landlord’s original cash equity portion of the rent ($255,000). If such index is no longer available Landlord shall select a comparable available index. Rent for the remaining five (5) year periods of this lease shall also be increased over the prior five (5) year period by a percentage calculated in like manner. Rent shall also be increased as stipulated in the “Ground Lease” attached on Exhibit C. Rent shall also increase according to the terms necessary to refinance the original debt of $1,2 70,000, starting year eleven (11) of the lease, if those terms would require increased monthly payments based on the amount of the original debt, regardless of the actual amount to be refinanced but not exceeding the amount of the original debt. In no event shall rent decrease during the term of this lease. Rent shall be paid in lawful money of the United States in advance on or before the first day of each calendar month of the Term. Rent shall be paid to Landlord or to such other party or place as Landlord may from time to time designate in writing. Rent for partial months shall be prorated.

4.    EXTENDED TERM RENT.

The amount of rental payable during the Extended Term shall be agreed upon between the parties prior to the beginning of the Extended Term. Upon Landlord’s receipt of the Notice to Renew, the parties shall begin good faith negotiations to establish the market rental amount. In the event the parties have not reached agreement by the date one hundred twenty (120) days prior to the expiration of the Initial Term, the matter shall be submitted to binding arbitration as provided below. Each party shall select one arbitrator, and the two arbitrators so chosen shall meet within ten (10) days thereafter to select the third arbitrator. Rent during the Extended Term shall equal the market rental for the Premises as they exist on the date of Tenant’s Notice to Renew for a similar term for similarly situated properties in the Seattle area. The market rent for the Premises shall be determined by agreement of any two of the arbitrators so chosen within forty-five (45) days thereafter. The results of the arbitration shall be binding and final, absent fraud. Each party shall bear its own legal fees incurred in connection with the proceedings and the fees of the arbitrator selected by it. Landlord shall pay the fees of the third arbitrator and the other costs and expenses of the arbitration.

5.    UTILITIES.

Tenant shall pay before delinquency all charges for heat, electricity, light, water, sewer and for all other public utilities which shall be used in or charged against the Premises during the term of this lease.

6.    ACCEPTANCE OF PREMISES.

Upon occupancy of the Premises Tenant accepts the Premises “AS IS” in their present condition with all faults. Tenant has determined to its satisfaction that the Premises can be used for the purposes for which they are leased. Landlord makes no warranty, express or implied, of habitability, fitness or as to any other subject matter.

7.    REPAIRS AND MAINTENANCE.

Landlord shall not be responsible for any maintenance, repair or replacement of any portion of the Premises. Tenant shall be responsible for repair, maintenance and replacement (including capital expenses) of the entire Premises so that they are in as good repair as they are now or may hereafter be put, reasonable wear and tear accepted. Tenant represents and acknowledges that the Premises are in good condition and the heating, ventilating and air conditioning systems or any other Premises systems are not in need of repair or replacement. Tenant shall at all times keep the Premises neat, clean and in a safe and sanitary condition. Tenant shall also keep and use the Premises at all times in accordance with all applicable statutes, ordinances, regulations, rules, directions and other laws respecting its use at Tenant’s sole cost and expense. Tenant shall permit no waste, damage or injury to the Premises. Without limiting the Tenant’s responsibility set forth above, Tenant shall, at its own cost and expense, maintain, repair and (if needed) replace the roof, walls, foundation, slab, any existing burglar and smoke alarm system, repaint the exterior and interior, replace all windows and doors and glass as may become cracked or broken, shall repair damages to exterior and interior doors, shall keep all plumbing and pipes free and open and protected from freezing, clogging or leakage, and repair all damage caused thereby. Tenant agrees that at the expiration or sooner termination of this lease, Tenant shall quit and surrender the Premises without notice in a neat and clean condition reasonable wear and tear accepted, and will deliver the keys to the Premises to Landlord.

8.    INDEMMTY AND LIABILITY INSURANCE.

All personal property on the Premises shall be at the sole risk of Tenant. Landlord, its employees and agents shall not be liable for any injury to or death of any person, or damage to property, sustained or alleged to have been sustained by Tenant or others as a result of any condition (including future conditions) in the Premises, or the building in which the Premises are located; or as a result of the Premises becoming out of repair, or caused by fire or by the bursting or leaking of water, gas, sewer or steam pipes, or due to the happening of any accident from whatsoever cause in and about the Premises. Tenant agrees to indemnify, defend and hold Landlord, its employees and agents harmless from any and all claims for damages suffered or alleged to be suffered on or in the Premises by any person, firm or corporation. In addition, Tenant shall, at its own expense; maintain proper liability insurance with a reputable company(ies) satisfactory to Landlord in the minimum limits of Two Million Dollars ($2,000,000) per person, Two Million Dollars ($2,000,000) per accident occurrence for bodily injuries or death, and Two Million Dollars ($2,000,000) per accident for property damage, to indemnify both Landlord and Tenant against any such liability or expense. These coverage amounts shall be increased every five years by the CPI described in Section 3. Tenant shall further deliver to Landlord a certificate of such insurance showing it to be in effect and providing that it will not be canceled without at least thirty (30) days prior written notification to Landlord. Landlord shall have the right to review and adjust the insurance limits set forth above every three (3) years.

9.    PROPERTY AI\TD CASUALTY INSURANCE.

Tenant shall insure all personal property and fixtures on the Premises or kept or stored thereon at their full replacement value. Landlord shall insure the building in which the Premises are located against fire and other casualty (including, at Landlord’s option, earthquake) for full replacement value, and Tenant shall pay Landlord the amount of the premium for such insurance within ten (10) days of receipt invoice from Landlord.

10.   WAIVER OF SUBROGATION.

If either Landlord or Tenant experience any injury, loss or damage to themselves or their respective real or personal property, and if that injury, loss or damage was then insured against under any or all of their respective insurance policies, including any extended coverage endorsements thereto, then the appropriate insurance company(ies), and not Landlord or Tenant, shall be solely liable to compensate the party(ies) who experienced the injury, loss or damage, and this shall be so regardless of whether Landlord or Tenant was responsible for such injury, loss or damage. To this end, Landlord and Tenant hereby waive any rights each may have against the other as a result of any injury, loss or damage which is then insured against by either.

This waiver is effective only to the extent that the insurance company(ies) actually pay(s) for such injury, loss or damage. In addition, Landlord and Tenant agree to (1) cause their respective insurance companies to waive any right of subrogation, and (2) provide proof to the other party within thirty (30) days after the execution of this lease that such waivers have been successfully obtained from the respective insurance companies (if such proof is not provided within this thirty (30) day period, the other party shall have the right to declare this paragraph to be ineffective). This paragraph shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of Landlord or Tenant.

11.   USE.

The Premises shall be used for general office and warehouse purposes and for no other use or purpose. Tenant shall not use the Premises for illegal purposes. Tenant agrees that nothing shall be done in or about the Premises which will increase the present rate of insurance; provided, however, if Tenant shall engage in such business, Tenant shall pay such increases.

12.   HAZARDOUS SLBSTANCES.

Tenant shall see to it that no hazardous waste or substance shall be placed or stored in, upon or under the Premises or incorporated into any improvement located thereon during the term of this lease, nor shall Tenant permit or suffer to permit any such hazardous waste or substance to remain in, upon or under the Premises or incorporated into any improvement located thereon. As used herein, the term “hazardous waste or substance” includes but is not limited to asbestos, lead, cyanide, DDT; printing inks, pesticides, petroleum} based products, paints and solvents, and other organic and inorganic chemical compounds and any other similar substance designated by law (local, state or federal) or by practice as a hazardous or dangerous waste or substance. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any and all loss, damage, liability, cost or expense (including. reasonable attorneys’ fees), and disbursements suffered and incurred by Landlord arising out of or related to hazardous or dangerous waste or substances in, on or under the Premises even if such condition should have arisen in whole or in part prior to Tenant becoming the Tenant of the Premises. This indemnification shall survive termination of this lease. If Landlord is required to pay all or any portion of the cost of removal of asbestos or the cleaning up of any other hazardous waste or substances in, on or under the Premises, Tenant shall promptly reimburse Landlord therefore, together with interest thereon at the rate of 15% per annum from the date of expenditure until payment in full.

13.   LIENS AND INSOLVENCY.

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event Tenant becomes insolvent, voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, then Landlord may cancel this lease at Landlord’s sole option.

14.   ASSIGNMENT AND SUBLEASE.

Tenant shall not assign, encumber, pledge or otherwise convey (collectively “assign”) this lease or any part thereof and shall not sublet the whole or any portion of the Premises without the written consent of Landlord, which may be unreasonably withheld. This lease shall not be assignable by operation of law. If Tenant is a corporation, partnership or limited liability company, a sale or other transfer of a controlling interest in Tenant shall be considered an assignment hereunder. If consent is once given by the Landlord to the assignment or sublet of this lease, or any interest therein, Landlord shall not be barred from afterwards refusing to consent to any further assignment or sublease. Tenant shall pay Landlord’s reasonable attorneys’ fees and other costs incurred as a result of a request assign or to sublet or assign this lease. Any compensation paid to Tenant as a result of an assignment of this lease, or any rent or other sum due Tenant from any sublease in excess of rent and other sums payable to Landlord under this lease (prorated for a sublease of less than the entire Premises) shall belong to and be paid to Landlord.

15.   INSPECTION AND ACCESS.

Tenant will allow Landlord or Landlord’s agent free access at all reasonable times to the Premises for the purpose of inspection or of making repairs, additions or alterations to the Premises. Landlord shall have the right to place and maintain “For Rent”signs in a conspicuous place on the Premises for sixty (60) days prior to the expiration of this lease.

16.   DAMAGE OR DESTRUCTION OF PREMISES.

In the event the Premises are damaged to such a that it shall reasonably require more than forty-five (45) days to repair the Premises, it shall be optional with Landlord whether to repair or rebuild the same or not. After the happening of any such event, Tenant shall Wive. Landlord or Landlord’s agent immediate written notice thereof. Landlord shall have not more than thirty (30) days after the date of such notification to notify Tenant in writing of Landlord’s intentions to repair or rebuild the Premises. In the event the Premises are damaged such that they can reasonably be repaired in forty-five (45) days or less, Landlord shall repair the Premises so long as there is sufficient property insurance to cover the work. If Landlord elects to or is required to repair the Premises, Landlord shall prosecute the work of such repairing or rebuilding without unnecessary delay, and during such period the rent of the Premises shall not be abated.

17.   TAXES, ASSESSMENTS. AND OTHER CHARGES.

Tenant shall be liable for, and shall pay throughout the term of this lease, all real estate taxes and assessments on the Premises, all license and excise fees and occupation taxes covering the business conducted on the Premises, all taxes on property of Tenant on the Premises, and any and all other taxes of any kind associated with the Premises. In the event the real estate taxes are not separately assessed against the Premises, Tenant shall pay its pro rata share of the tax assessment on the tax parcel of which the Premises are a part on a square footage basis of land and improvements. If any governmental authority under any present or future law effective at any time during the terns of this lease shall in any manner levy a tax or license fee on rents payable under this lease or rents accruing from use of the Premises or a tax or license fee in any form against Landlord or Tenant because of or measured by or based upon income derived from the leasing or rental thereof, such tax or license fee shall be paid by Tenant, either directly, if required by law, or through reimbursing Landlord the amount thereof upon demand, provided this sentence shall not be interpreted as requiring Tenant to pay Landlord’s state or federal income tax.

18.   WAIVER.

No word, act or omission of Landlord shall be deemed to be a waiver of any default or noncompliance by Tenant under the terms of this lease or of any right of Landlord hereunder or of any notice given by Landlord hereunder unless Landlord so advises Tenant in writing. The acceptance of rental by Landlord for any period or periods after a default or non-compliance by Tenant hereunder shall not be deemed a waiver of such default. No waiver by Landlord of any default or noncompliance hereunder by Tenant shall be construed to be or act as a waiver of any subsequent default or noncompliance by Tenant.

19.   CONDEMNATION.

If all the Premises is taken by any public authority under the power of eminent domain, this lease shall terminate as of the date possession is taken by said public authority pursuant to such condemnation.

If over 25% of the floor area of the Premises is so taken and, in the opinion of Landlord, it is not economically feasible to continue this lease in effect, either party may terminate this lease. If any part of the building in which the Premises are located is so taken and, in the opinion of Landlord, it is not economically feasible to continue this lease in effect, Landlord may terminate this lease. Such termination by either party shall be made by notice to the other given no later than thirty days (30) after possession is so taken, the termination to be effective as of the later of thirty days (30) after said notice or the date possession is so taken.

If part of the Premises or part of the building in which the Premises are located is so taken, and neither Landlord nor Tenant elects to terminate this lease, or until termination is effective, as the case may be, the rental shall be abated ire the same proportion as the portion of the Premises so taken bears to the whole of the Premises, and Landlord shall make such repairs or alterations, if any, as are required to render the remainder of the Premises tenantable.

All damages awarded for the taking or damaging of all or any part of the Premises or the building in the Premises are located shall belong to and be the property of Landlord, and Tenant hereby assigns to Landlord any and all claims to such award, but nothing herein contained shall be construed as precluding Tenant from asserting any claim Tenant may leave against such public authority for disruption or relocation of Tenant’s business on the Premises, so long as such claim does not reduce Landlord’s award.

20.   NOTICES.

Any notice required to be served in accordance with the terms of this lease shall be sent by United States mail, postage prepaid at the following addresses (or such other address as such party may designate in writing):

Landlord:	1300 North Northlake Way LLC
2021 First Avenue Suite G8
Seattle, WA 98121
ATTN: William Justen

Tenant:	Impart, Inc.
1300 North Northlake Way
Seattle, WA 98103
ATTN: Laird Laabs

21.   SIGNS.

All signs or symbols placed in the windows or doors of the Premises, or upon any exterior part of the building by Tenant shall be subject to the approval of Landlord, which shall not be unreasonably withheld and in compliance with all applicable law. Any signs so placed on the Premises shall be so placed upon the understanding and agreement that Tenant will remove the same at the termination of this lease and repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have the same so removed at Tenant’s expense.

22.   ALTERATIONS AND IMPROVEMENTS.

Tenant shall not make any alterations, additions or improvements in or to the Premises without the prior written consent of Landlord, and any and all alterations, additions and improvements which shall be made shall be at the sole cost and expense of Tenant, and shall become the property of Landlord, and shall remain in and be surrendered with the Premises as a part thereof at the termination of this lease, without compensation to Tenant and without disturbance, molestation or injury; provided, however. Tenant may be required. at Landlord’s option, to remove any alterations prior to expiration of this lease and restore the Premises to the condition they were prior to such alterations. If Tenant shall perform work with the consent of Landlord, as aforesaid, Tenant agrees to comply with all applicable laws, ordinances, vales and regulations of any authorized public authority. Tenant further agrees to save Landlord free and harmless from damage, loss or expense arising out of such work.

23.   DEFAULT AND RE-ENTRY.

Tenant shall be in default under this lease if it shall fail to pay rent or any other sums when due hereunder, or if the violation of any other covenant or agreement hereunder, shall remain uncured after five (5) days of written notice of such default or violation from Landlord. In the event of such default, Landlord may cancel this lease upon giving the notice required by law, and re-enter the Premises, but notwithstanding such re-entry by Landlord, the liability of Tenant for the rent provided for herein shall not be extinguished for the balance of the term of this lease, and Tenant covenants and agrees to mare good to the Landlord any deficiency arising from a re-entry and reletting of the Premises at a lesser rental than herein agreed to. Tenant shall pay such deficiency each month as the amount thereof is ascertained by Landlord. Landlord may, at its option, terminate this lease in the event of such default, in which event all unpaid rent and other charges then due plus all such charges for the balance of the lease term shall be immediately due and payable, less any amount Tenant proves could reasonably have been avoided.

In the event rent or any other sum due hereunder is not paid within ten (10) days of its due date, Tenant shall pay Landlord interest on such sum at the rate of 15% per annum.

In addition to the remedies provided herein, Landlord shall have all other remedies provided by law.

24.   COSTS AND ATTORNEY’S FEES.

If by reason of any default by one party to this lease it becomes necessary for the other party to employ an attorney, the defaulting party shall pay the other party’s reasonable attorney’s fees. If a lawsuit is brought concerning the terms of this lease or to enforce its terms, the prevailing party shall be entitled to its reasonable attorney’s fees.

25.   LANDLORD’S LIEN AND SECURITY INTEREST.

In addition to the Landlord’s lien provided by law, Landlord shall have, and Tenant hereby grants to Landlord, a security interest in all goods, furniture, fixtures, equipment„ supplies and all other property of Tenant in or on the Premises, and all proceeds and replacements thereof; as security for all Tenant’s obligations under this lease. Tenant shall have the right, however, to sell its merchandise in the normal course of its business free of this lien and security interest. Tenant shall not remove any of such property from the Premises until it has fully satisfied its obligations under this lease. Any requirement of reasonable notice to Tenant of Landlord’s intention to dispose of any of Tenant’s property to enforce this security interest shall be satisfied by notice given in the manner set forth in § 20 of this lease at least five (5) days before the time of such disposition. Any such sale conducted in a commercially reasonable manner if held on the Premises after advertisement of the time, place and method of sale and a general description of the property to be sold in a local daily newspaper for five (5) consecutive days prior to the sale. Landlord shall have all rights and remedies of a secured party under law.

26.   ABANDONED PROPERTY.

All of Tenant’s furniture, movable trade fixtures and personal property not removed from the Premises within five (5) days of Landlord’s written request at the termination of this lease, whether such termination occurs by lapse of time or otherwise, shall be conclusively presumed abandoned by Tenant, and Landlord may declare such property to be the property of Landlord or may dispose of the property by any method it deems advisable. Landlord’s rights under this paragraph shall be cumulative of its other rights under this lease.

27.   HEIRS AND SUCCESSORS.

Subject to the provisions hereof pertaining to assignment and subletting, the covenants and agreements of this lease shall be binding upon the heirs, legal representatives, successors and assigns of any or all of the parties hereto.

28.   HOLD-OVER.

If the Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this lease, such tenancy shall be a month to month tenancy, which tenancy may be terminated as provided by law. During such tenancy Tenant agrees to pay to Landlord 125% of the rental rate set forth herein, unless a different rate is agreed upon, and further agrees to be bound by all of the terms, covenants, and conditions as herein sped aed, as far as applicable.

29.   SUBORDINATION.

This lease is subject and is hereby subordinated to all present and future rnortg2ges, deeds of trust and other encumbrances affecting the Premises or the property of which the Premises are a part. Tenant agrees to execute any instrument which may be deemed necessary or desirable by Landlord to further effect such subordination.

30.   TENANT’S CERTIFICATE.

Tenant shall at any time and from time to time without charge, and within ten (10) days after written request therefor by Landlord., complete, execute and deliver to Landlord a written statement concerning the terms of this lease, whether it is in full force and effect, if there are any defaults hereunder, and such other information as may be required by Landlord.

31.   INVALIDITY QF PARTICULAR PROVISION.

It is the intention of the parties that each term or provision of this lease be enforceable to the fullest extent permitted by law. If any term or provision of this lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this lease and the application of such term or provision to person or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and shall continue in full force and effect.

32.   ENTIRE AGREEMENT AMENDMENTS.

This lease constitutes the complete agreements between Landlord and Tenant. There are no terms, obligations, covenants or conditions other than those contained herein. No modification or amendment of this lease shall be valid and effective unless evidenced by an agreement in writing signed by party to be bound.

33.   BROKERAGE.

Tenant warrants that it has had no dealings with any broker or agent in connection with this lease and covenants to pay, hold harmless and indemnify Landlord from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent.

34.   LANDLORD’S RIGHT TO CURE.

At any time and without notice, Landlord may, but need not, cure any failure by Tenant to perform its obligations under this lease. Whenever Landlord chooses to do so, all costs and expenses incurred by Landlord in curing any such failure, including, without limitation, reasonable attorneys’ fees together with interest on the amount of costs and expenses so incurred at the rate; of 15% per annum shall be paid by Tenant to Landlord on demand and shall be recoverable as additional rent.

35.   LATE FEE. DELINQUENT INTEREST.

In recognition of Landlord’s interest in the timely receipt of rent and all other sums owed by Tenant hereunder, Tenant shall pay Landlord a late fee of ten percent (10%) of any amount due from Tenant not paid within five (5) days of the date such payment was due, and such late fee shall be considered additional rent. Further, any sum due under this lease not paid when due shall bear interest at fifteen percent (15%) per annum until paid in full.

36.   NO AGREEMENT UNTIL SIGNED.

The submission of this lease or a summary of some, or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease. and no legal obligations shall arise with respect to the Premises or other matters herein until this lease is executed and delivered by Landlord and Tenant.

37.   LIMITATION OF LANDLORD’S LIABILITY.

Any and all liability of. Landlord under this lease shall be and hereby is limited to Landlord’s ownership interest in the Premises.

IN WITNESS WHEREOF the parties hereto have executed this lease the day and year first above written.

1300 NORTH NORTHLAKE WAY LLC

Landlord: /s/Laird Laabs

IMPART, INC.

Tenant: /s/Laird Laabs

AMENDMENT TO ABSOLUTE NET LEASE

The following is an amendment to the lease dated the 24th day of June, 1998 between 1300 North Northlake Way, LLC (“Landlord”) and Impart, Inc, a Washington corporation (“Tenant”).

1.	The monthly rent stated in part three is being adjusted because of market conditions to be $30,262.00. This rental amount shall be in effect from January 1, 2001 until further notice.

1300 NORTH NORTHLAKE WAY LLC

Landlord: /s/Laird Laabs

Date: January 2, 2001

IMPART, INC.

Tenant: /s/Steven Boscacci

Date: January 2, 2001